UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 19, 2006

iVOW, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-22743	94-3184035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

11455 El Camino Real, Suite 140, San Diego, California 92130
(Address of principal executive offices, with zip code)

(858) 703-2820
(Registrant’s telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01        Entry Into a Material Definitive Agreement.

On October 19, 2006, iVOW, Inc. (“iVOW”) entered into an Employee Retention Agreement (the “Retention Agreement”) with Richard Gomberg, the Company’s Chief Financial Officer, which provides, among other things, for a retention bonus in the amount of $75,000 payable upon completion of the previously reported proposed acquisition of iVOW by Crdentia Corp. (“Crdentia Acquisition”).  Pursuant to the Retention Agreement, Mr. Gomberg will be entitled to the retention bonus if (a) he is employed by iVOW as of the date of the closing of the Crdentia Acquisition, (b) his employment is terminated by iVOW without cause prior to the closing of the Crdentia Acquistion, or (c) Mr. Gomberg’s employment is terminated prior to the closing of the Crdentia Acquisition as a result of his death or permanent disability.  Under the terms of the Retention Agreement, Mr. Gomberg agreed to release iVOW from all claims relating to the employment or termination of his employment.  Subject to the closing of the Crdentia Acquisition, the severance payment will commence on the later of (i) January 5, 2007 or (ii) closing date of the Crdentia Acquisition.

The closing and effectiveness of the merger are contingent upon the satisfaction of certain closing conditions set forth in the merger agreement, including receipt of approval by the Company’s stockholders.

Additional Information about the Merger and Where to Find It

In connection with the merger, Crdentia and iVOW intend to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a prospectus and a joint proxy statement. INVESTORS AND SECURITY HOLDERS OF CRDENTIA AND IVOW ARE URGED TO READ THESE, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CRDENTIA, IVOW AND THE MERGER. The proxy statement, prospectus and other relevant materials (when they become available), and any other documents filed by Crdentia or iVOW with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Crdentia by directing a written request to: Crdentia Corp., 5001 LBJ Freeway, Suite 850, Dallas, TX, 75244, Attention: Investor Relations, or iVOW, Inc., 11455 El Camino Real, Suite 140, San Diego, CA 92130, Attention: Investor Relations. Investors and security holders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the merger.

Crdentia, iVOW and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Crdentia and iVOW in connection with the merger. Information about those executive officers and directors of Crdentia and their ownership of Crdentia’s common stock is set forth in Crdentia’s Form 10-K/A, which was filed with the SEC on April 28, 2006. Information about the executive officers and directors of iVOW and their ownership of iVOW’s common stock is set forth in the proxy statement for iVOW’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on May 10, 2006. Investors and security holders may obtain additional information regarding the direct and indirect interests of Crdentia, iVOW and their respective executive officers and directors in the merger by reading the proxy statement and prospectus regarding the merger when it becomes available.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iVOW, Inc.
Date: October 24, 2006	By:	/s/ Richard M. Gomberg
Richard M. Gomberg
Vice President of Finance, Chief Financial Officer and Secretary
(Principal financial and accounting officer)